EXHIBIT 10(ss)


DRAFT DATED 4/26/96
-------------------

                              EMPLOYMENT AGREEMENT





         THIS EMPLOYMENT AGREEMENT (this "Agreement") made as of May 1, 1996, between Palomar Medical Technologies, Inc., a Delaware corporation (the "Company"), and Ronald G. Wheeland, M.D., F.A.C.P., an individual residing at 8406 Ruggles Court, Fair Oaks, California 95628 (the "Employee"),

                          W I T N E S S E T H  T H A T:

         WHEREAS, the Company desires to employ Employee as one of its senior executive officers for the period and upon and subject to the terms herein provided; and

         WHEREAS, the Company desires to be assured that Employee will not compete with the Company for the period and within the geographical areas hereinafter specified; and

         WHEREAS, Employee is willing to agree to be employed by the Company for the period and upon and subject to the terms herein provided; and

         WHEREAS, Employee does not desire to work for the Company in a position lower than that of a managerial capacity and is willing to agree not to compete with the Company;

         NOW, THEREFORE, in consideration of the premises, the parties hereto covenant and agree as follows:

         Section 1. Term of Employment; Compensation. The Company agrees to employ Employee from the date hereof until May 31, 2001 in a senior managerial capacity, initially as Vice President and Medical Director. The Company will pay Employee for his services during the term of his employment hereunder at an annual rate of Three Hundred Fifty Thousand Dollars ($350,000), payable in arrears, in equal installments, in accordance with standard Company practice, but in any event not less often than monthly, subject only to such payroll and withholding deductions as are required by law or requested by the Employee (the "Base Salary"). The Base Salary shall be increased 10% per year on each anniversary of this Agreement. Employee shall also be entitled to an annual bonus of not less than 10% and not more than 30% of his Base Salary to be granted based upon the achievement of mutually agreed upon performance criteria.

         Upon execution of this Agreement, Employee will be paid a signing bonus of Two Hundred Fifty Thousand Dollars ($250,000) and will be granted options to purchase 400,000 shares of the common stock, $.01 par value per share, of the Company at a purchase price of $9.50 per share such option to vest at the rate of 150,000 on the first anniversary hereof, 150,000 on the second anniversary hereof, and 100,000 on the third anniversary hereof. The Options shall vest immediately upon a change in control of the Company, as defined in the option agreement or upon termination of Employee's employment under Section 6(e) of this Agreement.

         The Company will also pay Employee's costs to maintain his personal and family health insurance from his current employer under provisions of C.O.B.R.A. (Continuation of Benefits Reconciliation Act) for a period not to exceed eighteen months from the date hereof, and provide continuously during the term of this Agreement coverage for the Employee under the Company's directors and officers liability insurance policy and shall maintain such other medical malpractice and liability insurance coverage for the Employee as shall be sufficient to cover the Employee's activities on behalf of the Company. In the event that Employee is sued by ThermoLase Corporation during the term of this Agreement and such suit is based upon either (i) previous employment-related negotiations between ThermoLase and Employee, or (ii) wrongful disclosure of proprietary information to the Company, the Company shall defend and indemnify Employee against any loss, cost or liability arising out of any such lawsuit including, but not limited to reasonable retainers, expert witness fees, attorney's fees, settlement costs, judgments and litigation costs (herein referred to as "Defense Costs"). Employee may retain independent counsel of Employee's choosing to represent Employee is any such litigation. Any insurance policy required to be carried by the Company for the benefit of Employee under this Agreement shall provide as follows: (i) that Defense Costs related to any covered claim, shall be advanced and paid to, or on behalf of, Employee as and when any such Defense Costs are incurred, and (ii) that Employee shall have the right to retain independent counsel of Employee's choosing to defend Employee with respect to any such covered claim. To the extent nor covered by insurance carried by the Company, the Company agrees to defend and indemnify Employee against any loss, costs or liability, including Defense Costs, arising out of Employee's employment with the Company except liability resulting from Employee's willful misconduct. In defending Employee under this paragraph, the Company shall advance and pay Employee's Defense Costs as and when they are incurred, and Employee shall have the right to retain independent counsel of Employee's choosing.

         Section 2. Office and Duties. Employee's principal responsibilities shall include (1) assisting the Company in developing its strategy to achieve a dominant position in the cosmetic laser markets, including transitioning from a capital equipment supplier to a broad service provider, (2) providing product development and product application guidance for medical and cosmetic laser procedures, (3) directing clinical trials for laser applications, (4) assisting and directing training and educational programs, (5) serving as the Company's spokesman with the medical research, clinician and practitioner communities as well as with the investor community to increase awareness of promising and effective laser treatments, (6) assisting in the evaluation of new technologies, products and procedures which may be of interest to the Company, and (7) operating and managing a Company facility in Sacramento, California, staffed and equipped to do product, procedure and clinical evaluations. The Company shall provide at its expense for Employee the standard level of medical malpractice insurance to protect his medical license from litigation related to the practice of medicine within the scope of employment by the Company as well as continuing "tail" coverage for a period of three (3) years in the event of termination of employment. Employee shall devote substantially all of his business time, labor, skill, undivided attention and best ability to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company. During the term of his employment, Employee shall not directly or indirectly pursue any other business activity, except personal investments not related to the Company or its business, and those professional medical activities related to service to professional medical publications as editor or reviewer or professional medical societies as elected officer, elected board member or appointed committee member or chair, without the Company's prior written consent. Employee agrees that he will travel to whatever extent is reasonably necessary in the conduct of the Company's business. The Employee's principal office shall be located in Sacramento, California, and Employee shall not be required to move from that location without his consent. The Company agrees to fully fund the operations and overhead of Employee's Principal office for the duration of this Agreement in amounts sufficient to fully support Employee's duties as set forth herein.

         Nothing in this Agreement shall affect in any way the Company's right to manage its business, and the Company retains its full management prerogatives and discretion to manage and direct its business affairs, including, without limitation, the adoption, amendment or modification of advisory, research, development, production or marketing decisions as it sees fit, notwithstanding any interest in or expectation which Employee may have regarding a particular position, business program or product.

         Section 3. Expenses. Employee shall be entitled to reimbursement for expenses incurred by him in connection with the performance of his duties hereunder upon receipt of vouchers therefor in accordance with such procedures as the Company has heretofore or may hereafter establish. In addition, Employee shall be reimbursed for moving expenses of personal and professional belongings from Albuquerque, New Mexico, to Sacramento, California.

         Section 4. Employee Leave During Employment. (a) Employee shall be entitled to such reasonable vacations as may be allowed by the Company in accordance with general practices to be established, but in any event not less than four (4) weeks during each twelve (12) month period.

                  (b) In addition, Employee shall also be entitled to a minimum of at least three (3) weeks of paid educational leave per year, to attend approved professional medical society meetings as necessary to maintain professional credentials and qualifications for medical licensure. This leave will be taken, whenever possible, at times as may be approved by the President of the Company.

         Section 5. Additional Benefits. If otherwise eligible, Employee shall not be excluded, without his prior written consent, from participation in all group insurance programs or other fringe benefit plans which the Company may hereafter in its sole and absolute discretion make available generally to its employees, but the Company shall not be required to establish or maintain any such program or plan.

         Section  6.  Termination  of  Employment.   Notwithstanding  any  other
provision of this Agreement, Employee's employment may be terminated:

                  (a) By the Company in the event of his wilful misconduct in the performance of his duties hereunder, or his conviction of a crime involving moral turpitude.

                  (b) By the Company upon ninety (90) days' notice to Employee if he should be prevented by illness, accident or other disability (mental or physical) from discharging his duties hereunder for one or more periods totaling six (6) months during any consecutive twelve (12) month period.

                  (c) By either the Company or Employee for any material breach by the other of the terms hereof, but only if such breach continues for ten (10) days (or such longer period as is reasonably required to cure such breach with diligent and good faith effort) after written notice to the other specifying the breach relied on for such termination.

                  (d) In the event of Employee's death during the term of his employment, the Company's obligation to pay further compensation hereunder shall cease forthwith, except that Employee's legal representative shall be entitled to receive his fixed compensation for the period up to the last day of third month after the month in which such death shall have occurred.

                  (e) By the Company without cause, after the second anniversary hereof, upon not less than thirty (30) days' written notice in which event the Company shall pay to Employee an amount equal to eighteen months salary based on then applicable Base Salary and all non-salary benefits shall continue for a period of eighteen (18) months at Company expense.

         Section 7. Disclosure and Assignment of Intellectual Property. Employee shall promptly disclose to the Company and any successor or assign, and grant to the Company, and its successors and assigns (without any separate remuneration or compensation other than that received by him from time to time in the course of his employment) his entire right, title and interest throughout the world in and to all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, copyrights and applications therefor, trade secrets, drawings, plans, systems, methods, specifications, and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by him solely or jointly with others during the period of his employment with the Company or within one year thereafter, which relate to the manufacture, production or processing of any products developed or sold by the Company during the term of this Agreement or which are within the scope of or usable in connection with the Company's business as it may, from time to time, hereafter be conducted or proposed to be conducted (herein sometimes "Intellectual Property"). (It is understood and agreed that Employee has heretofore disclosed to the Company, and assigned to it, all Intellectual Property now known to him over which he has any control and the disclosure of which will not subject the Employee to liability for breach of contract, breach of a confidentiality agreement or violation of any law or resolution.) Employee agrees to execute all appropriate patent applications securing all United States and foreign patents on all Intellectual Property, and to do, execute and deliver any and all acts and instruments that may be necessary or proper to vest all Intellectual Property in the Company or its nominee or designee and to enable the Company, or its nominee or designee, to obtain all such patents; and Employee agrees to render to the Company, or its nominee or designee, all such assistance as it may require in the prosecution of all such patent applications and applications for the re-issue of such patents, and in the prosecution or defense of all interferences which may be declared involving any of said patent applications or patents, but the expense of all such assignments and patent applications, or all other proceedings referred to herein above, shall be borne by the Company. Employee shall be entitled to fair and reasonable compensation for any such assistance requested by the Company or its nominee or designee and furnished by him after the termination of his employment. Employee shall make and maintain adequate and current written records of all Intellectual Property, and Employee shall disclose all Intellectual Property promptly, fully and in writing to the Company immediately upon development of the same and at any time upon request.

         Section 8. Confidentiality. Employee shall not, either during the period of his employment with the Company or thereafter, reveal or disclose to any person outside the Company or use for his own benefit, without the Company's specific written authorization, whether by private communication or by public address or publication or otherwise, any Confidential Information, as hereinafter defined. The term "Confidential Information" as used throughout this Agreement shall mean all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee of the Company or received by the Company from an outside source, which is in the possession of the Company (whether or not the property of the Company), which in any way relates to the present or future business of the Company, which is maintained in confidence by the Company, or which might permit the Company or its customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information. All originals and copies of any of the foregoing, relating to the business of the Company, however and whenever produced, shall be the sole property of the Company, not to be removed from the premises or custody of the Company without in each instance first obtaining written consent or authorization of the Company. Upon the termination of Employee's employment in any manner or for any reason, Employee shall promptly surrender to the Company all copies of any of the foregoing, together with any other documents, materials, data, information and equipment belonging to or relating to the Company's business and in his possession, custody or control, and Employee shall not thereafter retain or deliver to any other person, any of the foregoing or any summary or memorandum thereof.

         Section 9. Restriction. The Company has invested and may in the future be required to invest substantial sums of money, directly or indirectly, to continue and expand the business heretofore conducted by it and in connection therewith, and as Employee recognizes that the Company would be substantially injured by Employee disclosing to others, or by Employee using for his own benefit, any Intellectual Property or any of the other types of information referred to in Section 8 or Confidential Information, Employee agrees that during the period of his employment hereunder and for a period ending two (2) years after the term of this Agreement:

                  (a) Neither he nor any member of his immediate family will be interested, directly or indirectly, as an investor in any other business or enterprise similar to that of the Company or in competition with the Company (except as an investor in securities listed on a national securities exchange or actively traded over the counter so long as such investments are in amounts not significant as compared to his total investments or to the aggregate of the outstanding securities of the issuer of the same class or issue); and

                  (b) He will not, directly or indirectly, for his own account or as employee, officer, director, partner, joint venturer or otherwise, engage anywhere in the world, in any phase of the business of developing, manufacturing, distributing or selling lasers for medical or cosmetic use or otherwise compete with the Company in such geographic area in any other business in which the Company is engaged and for which he has responsibility.

                  (c) During Employee's employment with the Company and for a period of three years after the termination thereof for any reason, Employee shall not solicit, induce, attempt to hire, or hire any employee of the Company (or any other person who may have been employed by the Company during the term of his employment with the Company), or assist in such hiring by any other person or business entity or encourage any such employee to terminate his or her employment with the Company.

         Employee and the Company are of the belief that the period of time and the area herein specified are reasonable, in view of the nature of the business in which the Company is engaged and proposes to engage, the state of its product development and Employee's knowledge of this business. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as is adjudged to be reasonable.

         Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or three (3) days after mailing if mailed by first-class, registered or certified mail, postage prepaid, addressed (a) if to Employee, at 8406 Ruggles Court, Four
Oaks,        California        95628,        with        a        copy        to
___________________________________________________,   Attn:___________________,
Esq., or to such other person(s) or address(es) as Employee shall have furnished to the Company in writing; and (b) if to the Company, at 66 Cherry Hill Drive, Beverly, Massachusetts 01915, with a copy to Foley, Hoag & Eliot, One Post Office Square, Boston, Massachusetts 02109, Attn: David A. Broadwin, Esq. or to such other person(s) or address(es) as the Company shall have furnished to Employee in writing.

         Section 11. Assignability. In the event that the Company shall be merged with, or consolidated into, any other corporation, or in the event that it shall sell and transfer substantially all of its assets to another corporation (a "Transaction"), the terms of this Agreement shall inure to the benefit of the Employee and the corporation resulting from such Transaction (the "Resulting Corporation"), and be assumed by, the Resulting Corporation. This Agreement shall not be assignable by Employee, but it shall be binding upon, and to the extent provided in Section 6, shall inure to the benefit of, his heirs, executors, administrators and legal representatives.

         Section 12. Entire Agreement. This Agreement contains the entire agreement between the Company and Employee with respect to the subject matter hereof and there have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

         Section 13. Expenses. Each party shall pay its own expenses incident to the performance or enforcement of this Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Agreement, except as otherwise herein specifically provided.

         Section 14. Equitable Relief. Employee recognizes and agrees that the Company's remedy at law for any breach of the provisions of Sections 7, 8 or 9 hereof would be inadequate, and he agrees that for breach of such provisions, the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by law.

         Section 15. Waivers and Further Agreements. Any waiver of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         Section 16. Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

         Section 17. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         Section 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.


         Section 19. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 20.  General Provisions.

                  (a) Employee further agrees that his obligations under Sections 7, 8 and 9 of this Agreement shall be binding upon him irrespective of the duration of his employment by the Company, the reasons for any cessation of his employment by the Company, or the amount of his compensation and subject to the time limits set forth in Sections 7, 8 and 9, shall survive the termination of this Agreement (whether such termination is by the Company, by Employee, upon expiration of this Agreement or otherwise).

                  (b) Employee represents and warrants to the Company that he is not now under any obligations to any person, firm or corporation, and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the covenants or his duties in his said employment.

         Section 21. Gender. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

         Section 22. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.




                                      PALOMAR MEDICAL TECHNOLOGIES, INC.


                                      By:      /s/ Steven Georgiev
                                         -------------------------
                                      Name:        Steven Georgiev
                                         -------------------------
                                      Title:   Chairman & CEO
                                         -------------------------



         BY PLACING MY SIGNATURE HEREUNDER, I ACKNOWLEDGE THAT I HAVE READ ALL THE PROVISIONS OF THIS AGREEMENT AND THAT I AGREE TO ALL OF ITS TERMS.




                                      EMPLOYEE:

                                      /s/ Ronald G. Wheeland, M.D.
                                      ---------------------------------------
                                      Ronald G. Wheeland, M.D., F.A.C.P.

                                      Dated: 5/1/96